                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-12

                            STAAR SURGICAL COMPANY
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

May 1, 1996



To Our Stockholders:

     The 1996 Annual Meeting of Stockholders of STAAR Surgical Company (the "Company") will be held at 10:00 a.m. on Thursday, May 30, 1996, at the Holiday Inn located at 924 West Huntington Drive, Monrovia, California.

     Enclosed is the Company's Annual Report for the Company's fiscal year ending December 29, 1995, Notice of the Annual Meeting of Stockholders, Proxy Statement and Proxy Card. The enclosed Proxy Statement and Proxy Card contain details concerning the business to come before the meeting, including the election of a director to fill the single three-year Class I director position which expires at the 1996 Annual Meeting of Stockholders. You should note that the Board of Directors of the Company unanimously recommend a vote "FOR" the election of its director nominee to serve as the single Class I director on the Company's Board of Directors.

     If you are a record holder of the Company's common stock on March 31, 1996, you are eligible to vote with respect to these matters, either personally at the meeting or by proxy. It is important that your shares be voted, whether or not you plan to attend the meeting, to ensure the presence of a quorum. For that reason we request that you sign and return the Proxy Card now. A postage paid envelope is enclosed for your convenience in replying. If you attend the meeting and wish to vote your shares personally, you may revoke your proxy.

     We look forward to reviewing the activities of the Company with you at the meeting. We hope you can be with us.

                                        Sincerely,



                                        /s/  John R. Wolf
                                        ------------------------------
                                        John R. Wolf
                                        President and Chairman of the Board

                            STAAR SURGICAL COMPANY
                              1911 WALKER AVENUE
                          MONROVIA, CALIFORNIA  91016
                          ---------------------------


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 30, 1996



To the Stockholders of STAAR Surgical Company:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of STAAR Surgical Company, a Delaware corporation (the "Company"), will be held at 10:00 a.m. local time, on Thursday, May 30, 1996, at the Holiday Inn located at 924 West Huntington Drive, Monrovia, California 91016, to consider and to vote on the following matters as more fully described in the accompanying Proxy Statement:

    1. To elect a director to fill the single three-year Class I director position on the Board of Directors of the Company which expires at the 1996 Annual Meeting of Stockholders, with such Class I director to serve until the 1999 Annual Meeting of Stockholders.

    2. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

    The Board of Directors has fixed the close of business on March 31, 1996 as the record date for the determination of stockholders entitled to notice of and vote at the Annual Meeting and any adjourned meetings thereof.

    All stockholders are cordially invited to attend the Annual Meeting in person. Your vote is important. PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE RETURN ENVELOPE FURNISHED FOR THAT PURPOSE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. Your promptness in returning the proxy will assist in the expeditious and orderly processing of the proxies and will assist in ensuring that a quorum is present or represented. If you return your proxy, you may nevertheless attend the Annual Meeting and vote your shares in person if you wish. If you later desire to revoke your proxy for any reason, you may do so in the manner described in the attached Proxy Statement.

                                       By Order of the Board of Directors



                                       /s/ John R. Wolf
                                       ----------------------------------
                                       John R. Wolf
                                       Chairman and President


Monrovia, California
May 1, 1996

                            STAAR SURGICAL COMPANY
                              1911 Walker Avenue
                          Monrovia, California  91016
                          ---------------------------



                                PROXY STATEMENT


                        ANNUAL MEETING OF STOCKHOLDERS



                            To Be Held May 30, 1996
                          ---------------------------



                                VOTING AND PROXY


    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of STAAR Surgical Company (the "Company") for use at the Annual Meeting of Stockholders to be held at 10:00 a.m., local time, on Thursday, May 30, 1996, at the Holiday Inn located at 924 West Huntington Drive, Monrovia, California 91016 (the "Annual Meeting") and any adjournments thereof. When such proxy is properly executed, dated and returned, the shares it represents will be voted in accordance with any directions noted thereon. If no specification is indicated, the shares will be voted "FOR" the election of the director nominee named on the proxy to fill the single three-year Class I director position on the Board of Directors of the Company which expires at the 1996 Annual Meeting of Stockholders, with such Class I director to serve until the 1999 Annual Meeting of Stockholders. Any holder of record giving a proxy has the power to revoke it at any time before it is voted by written notice to the Secretary of the Company, by issuance of a later dated proxy, or by voting at the meeting in person.

    At the close of business on March 31, 1996, the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting, the Company had issued and outstanding 12,843,003 shares of Common Stock. Each share of Common Stock entitles the holder of record thereof to one vote on any matter coming before the Annual Meeting. Only stockholders of record at the close of business on March 31, 1996 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

    The Company will pay the expenses of soliciting proxies for the Annual Meeting, including the cost of preparing, assembling, and mailing the proxy solicitation materials. Proxies may be solicited personally, or by mail or by telephone, by directors, officers and regular employees of the Company who will not be additionally compensated therefor. It is anticipated that this Proxy Statement and accompanying Proxy Card will be mailed on or shortly after May 1, 1996 to all stockholders entitled to vote at the Annual Meeting.

                             ELECTION OF DIRECTORS


    The Board of Directors recommends that Donald R. Sanders, Ph.D., M.D., be elected to serve as the single Class I director on the Company's Board of Directors, to hold office for a three-year term until the Annual Meeting of Stockholders to be held in 1999, and until his respective successor is elected and qualified. If this nominee should be unable or unwilling to serve, the discretionary authority provided in the proxy will be exercised to vote for a substitute nominee designated by management. The Board of Directors has no reason to believe that any substitute nominee will be required.

    The proxies cannot be voted for more than one nominee. Stockholders wishing to nominate a Class I director for election at the Annual Meeting may do so by delivering to the Secretary of the Company, no later than fourteen days before the Annual Meeting, a notice setting forth (1) the name, age, business address and, if known, residence address of the nominee proposed in such notice, (2) the principal occupation or employment of such nominee, and (3) the number of shares of stock of the Company which are beneficially owned by such nominee. No person may be elected as a Class I director unless he or she has been nominated by a stockholder in the manner just described or by the Board of Directors. The nominee receiving the highest number of votes will be elected as the single Class I director.

    The Class I director will serve a three-year term until the 1999 Annual Meeting of Stockholders and until his or her respective successor is elected and qualified. No proxies are sought with respect to the election of the Class II directors (presently Drs. Peter J. Utrata and Michael R. Deitz) or Class III directors (presently Messrs. John R. Wolf and Andrew F. Pollet), as the terms of these three-year classes of directors do not expire until the Annual Meetings of Stockholders to be held in 1997 and 1998, respectively.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF DR. SANDERS AS THE SINGLE CLASS I DIRECTOR FOR THE COMPANY. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE.


                     DESCRIPTION OF THE BOARD OF DIRECTORS


    The Certificate of Incorporation and the Bylaws of the Company divide the Board into three classes of directors, namely, Class I, Class II and Class III, with the number of directors in each class to be as nearly equal as possible, and with each class to be elected for a three-year term on a staggered basis. The Company's Bylaws permit the Board of Directors to fix the number of the authorized members of the Board of Directors from three to seven. At present, the Board of Directors consists of five members, of which one member serves as a Class I director, two members serve as Class II directors, and two members serve as Class III directors. Dr. Joseph C. Gathe presently serves in Class I, which is subject to re-election at this Annual Meeting of Stockholders. Because Dr. Gathe will not seek re-election, Dr. Sanders has been nominated to fill this position. Drs. Michael R. Deitz and Peter J. Utrata serve in Class II, which is subject to re-election at the Annual Meeting of Stockholders to be held in 1997, and Messrs. John R. Wolf and Andrew F. Pollet serve in Class III, which is subject to re-election at the Annual Meeting of Stockholders to be held in 1998.

                BUSINESS EXPERIENCE OF CLASS I DIRECTOR NOMINEE


      DONALD R. SANDERS, PH.D., M.D., CLASS I NOMINEE

      Dr. Sanders has been a physician specializing in ophthalmology since 1977, and received his Board Certification in 1988. Dr. Sanders has primarily been involved in research relating to cataract and refractive eye surgery. Since its founding in 1984, Dr. Sanders has been the President and owner and a director of Center for Clinical Research, Inc., a private company located in Chicago, Illinois which provides marketing research, statistical, clinical and regulatory services to companies and physicians in the ophthalmic industry. Dr. Sanders has been an Associate Professor for the past 15 years, and an Assistant Professor for the 5 years prior thereto, in the Department of Ophthalmology of the University of Illinois College of Medicine in Chicago, Illinois. Dr. Sanders recently retired as Chief Medical Editor of the Ocular Surgery News, after serving in that capacity for 14 years. Dr. Sanders received his Ph.D. degree in Pharmacology from the University of Illinois School of Pharmacology, his Medical Degree from the University of Illinois College of Medicine in Chicago, and his Bachelor of Science degree in Biology from the University of Illinois. Dr. Sanders has published or edited over 15 books and over 100 scientific articles.


            BUSINESS EXPERIENCE OF CLASS II AND CLASS III DIRECTORS


      MICHAEL R. DEITZ, M.D., CLASS II DIRECTOR

      Dr. Deitz has served as a director of the Company since June, 1990. Dr. Deitz has been a physician specializing in ophthalmology since 1962. He attained a subspecialty in refractive eye surgery in 1979 when he was the fourth surgeon in the United States to perform radial keratotomy. Dr. Deitz has been a consultant and co-investigator at the Eye Foundation of Kansas City since its founding in 1986. Dr. Deitz is also a Clinical Associate Professor in the Department of Ophthalmology of the University of Missouri Kansas City School of Medicine. Dr. Deitz received his Medical Degree from the University of Pennsylvania, and his specialty training at the University of Michigan in Ann Arbor. Dr. Deitz currently serves as Counselor to the American Academy of Ophthalmology. He served on the Board of Directors of the International Society of Refractive Keratoplasty from 1984 through 1987 and from 1989 through 1992.


      PETER J. UTRATA, M.D., CLASS II DIRECTOR

      Dr. Utrata has served as a director of the Company since December 1987. Dr. Utrata is an ophthalmic surgeon in Columbus, Ohio, and has been the President of Eye Surgery Center of Ohio, Inc. since May 1984. He is an active member of the Grant Eye and Ear Hospital, Columbus, Ohio. From 1974 to May 1984, he was a physician and partner with Eye Surgery Consultants. Dr. Utrata received his undergraduate and medical degrees from Ohio State University where he is currently a Clinical Associate Professor.


      JOHN R. WOLF, CHAIRMAN OF THE BOARD AND CLASS III DIRECTOR

      Mr. Wolf was elected President and a director in October 1989, and was appointed Chairman of the Board in March 1994. Mr. Wolf served as Executive Vice President of the Company from October 1986 to October 1989 and as a Vice President of the Company from September 1983 to October 1986. Mr. Wolf also serves as a director of certain of the Company's wholly owned subsidiaries, namely, STAAR Surgical AG (where he also serves as Co-chairman of the Board), STAAR Surgical Germany, GmbH, STAAR Surgical France - SARL, STAAR Surgical Australasia Pty., Ltd., STAAR Surgical - Canada, Ltd., STAAR Surgical - South Africa Pty., Ltd. and STAAR Surgical - Singapore Pty. Ltd.. Mr. Wolf also serves on the Board of Directors of Canon-Staar, Japan, a joint venture of which the Company is a partner. From November 1980 through August 1983, Mr. Wolf was employed as an Intraocular Lens Divisional Sales Manager for Iolab Corporation, a division of Johnson & Johnson, where he was named manager of the year in 1982. Prior thereto, he served (and continues to serve) as President of his privately owned corporation, Iotech, Inc. Mr. Wolf is a graduate of the University of Southern California where he received his Bachelor of Science and Master of Business Administration degrees.


      ANDREW F. POLLET, ESQ., CLASS III DIRECTOR

      Mr. Pollet has served as a director of the Company since September 1990. Mr. Pollet has been the principal of the law firm of Pollet & Woodbury, a Law Corporation, and its predecessor law firms since 1980. Mr. Pollet also serves as a director of the Mason Group, an employment agency, E.L. Payne Heating Company, a heating and air conditioning service company, Group Air Management, Inc., an aircraft brokerage and reseller, Page Digital Incorporated, a manufacturer of computer software, Street Kids Entertainment Corp., a licensor and merchandiser of toy and novelty items, and Powder Keg, Inc., a western clothing retailer under the Kemosabe name. Mr. Pollet received his Juris Doctor degree from the University of San Diego School of Law, and received his Bachelor of Science and Master in Business Administration degrees from the University of Southern California.


                       MEETINGS OF THE BOARD OF DIRECTORS


      The Board of Directors of the Company held two meetings during the 1995 fiscal year. No director attended less than 75% of the total number of meetings of the Board and the meetings of any committees on which they served.

      During fiscal 1995, Mr. Wolf and Drs. Deitz and Gathe served on the Audit Committee, and Drs. Deitz, Gathe and Utrata and Mr. Pollet served on the Compensation Committee, which also serves as the Stock Option Committee. The Audit Committee met one time in 1995 (as part of a Board meeting) and the Compensation (Stock Option) Committee met one time in 1995 (also as part of a Board meeting).


                           COMPENSATION OF DIRECTORS


      Non-employee directors are ordinarily entitled to receive $1,000 for each Board meeting and $1,500 for each committee meeting attended. However, by mutual agreement of the Board of Directors, no cash fees will be payable to directors during the period the options described below vest.

       The Company granted non-qualified stock options to purchase 60,000 shares of common stock to each of the Company's directors in consideration of and as an inducement for their prospective service on the Board of Directors for a period of three years. These options were initially granted in June 1994 to Drs. Deitz, Gathe and Utrata and to Mr. Pollet, and covered the period of service for these directors beginning June 1994 and ending May 1997. An additional grant was made to Mr. Wolf in August 1994 for the period of service beginning August 1994 and ending July 1997. The exercise price for the options were $4.75 per share with respect to the options granted to Drs. Deitz, Gathe and Utrata and to Mr. Pollet, and $4.87 1/2 per share with respect to the options granted to Mr. Wolf, all of which prices corresponded with the trading price of the common stock as of the respective dates of grant. Following the Annual Meeting of Stockholders, the Company will grant non-qualified options to purchase 60,000 shares of common stock to Mr. Sanders or such other nominee who is elected to fill the single Class I director position upon his or appointment to the Board at this Annual Meeting of Stockholders.

      The aforesaid stock options vest one-third upon date of grant, and vest an additional two-thirds and fully upon the directors' continued service through the first and second anniversary dates of the grant of the options, respectively. The stock options expire five years from date of grant, except that vested options expire, if earlier, one year after the date on which a director's service is terminated. Unvested options immediately terminate in the event of the termination of a director's service on the Board; provided, however, unvested options immediately vest upon the following events: (i) if such termination is due to the failure or refusal of the Company, without cause, to nominate the director for re-election to the Board, (ii) the failure of the Company's stockholders to re-elect the director to the Board, (iii) the sale or disposition by the Company of substantially all of its business or assets; (iv) the sale of the capital stock of the Company in connection with the sale or transfer of a controlling interest in the Company; (v) the merger or consolidation of the Company with another corporation as part of a sale or transfer of a controlling interest in the Company; or (vi) the dissolution or liquidation of the Company. Should a director exercise an option, the Company reserves the right, in its sole discretion, to allow the director to pay for the option shares by cash, stock, or the provision of a full recourse promissory note, bearing interest at a rate that precludes the imposition of interest under the Internal Revenue Code, and secured by such security as prescribed by the Stock Option Committee. The Company has no obligation to issue registered shares, although the Company intends (but without any obligation to do so) to file a registration statement on Form S-8 under the Securities Act of 1933, as amended (the "Securities Act") with respect to said shares.


          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


      During fiscal 1995, Drs. Deitz, Gathe and Utrata and Mr. Pollet served on the Company's Compensation Committee (which is responsible for determining executive compensation) and its Stock Option Committee (which is responsible for determining grants of stock under the Company's 1990 and 1991 Stock Option Plans to the Company's employees and/or consultants and the Company's 1995 Consultant Stock Plan to the Company's consultants). None of these directors is an executive officer or director of any other company of which any of the other aforementioned directors is an executive officer or director.

            BENEFICIAL OWNERSHIP OF DIRECTORS AND DIRECTOR NOMINEES


      The following table sets forth, as of March 31, 1996, certain information with respect to each director as of such date and nominee for director of the Company, including the number of shares of Common Stock beneficially owned by each of them.


                                                        AMOUNT AND NATURE
                                                          OF BENEFICIAL
       NAME AND AGE OR            AGE OF    DIRECTOR       OWNERSHIP OF            PERCENT OF
    IDENTITY OF GROUP/(1)/       DIRECTOR    SINCE     COMMON STOCK/(2)//(3)/   COMMON STOCK/(4)/
    ---------------------        --------   --------   ----------------------   ------------------
    John R. Wolf                       50       1989         1,076,013/(5)/        8.3%

    Michael R. Deitz, M.D.             63       1990           372,862/(6)/        2.9%

    Joseph C. Gathe, M.D.              65       1990           147,500/(7)/        1.1%

    Andrew F. Pollet, Esq.             45       1990           783,687/(8)/        6.0%

    Peter J. Utrata, M.D.              52       1987           277,500/(9)/        2.1%

    Donald R. Sanders, M.D.            47       1996           41,535/(10)/         *

- ----------------------------
 *    Less than 1%.

(1) The business address of each person listed in this column is c/o STAAR Surgical Company, 1911 Walker Avenue, Monrovia, CA 91016.

(2) Unless otherwise indicated, the persons named have sole ownership, voting and investment power with respect to their stock, subject to community property laws.

(3) Includes number of shares which would be outstanding if all warrants and options held by that person that are currently exercisable or become exercisable within 60 days of the date of this Proxy Statement were exercised.

(4) Based on 12,843,003 shares of Common Stock outstanding on the transfer records as of March 31, 1996. The percentage of ownership of each person is calculated based on the number of shares which would be outstanding if all warrants and options held by that person (but no other) that are currently exercisable or become exercisable within 60 days of the date of this Proxy Statement were exercised.

(5) Includes 15,000 shares held by Iotech, Inc., a corporation owned and controlled by Mr. Wolf, and 875 shares held by Mr. Wolf as Trustee of the Iotech, Inc. Profit Sharing Plan. Also includes 152,500 shares issuable upon exercise of (i) 62,500 formula options and 50,000 incentive options granted under the 1991 Stock Option Plan, and (ii) 60,000 non-qualified options granted as director incentive in connection with appointment to Board in 1994.

(6) Includes 221,750 shares issuable upon exercise of (i) 25,000 formula options granted under the 1991 Stock Option Plan, (ii) 25,000 warrants granted with respect to appointment to the Board of Directors, 111,750 warrants issued in connection with a loan to the Company, and (iii) 60,000 non-qualified options granted as director incentive in connection with appointment to Board in 1994.

(7) Includes 147,500 shares issuable upon exercise of (i) 50,000 formula options granted under the 1991 Stock Option Plan, (ii) 25,000 warrants granted with respect to appointment to the Board of Directors, (iii) 12,500 warrants granted in connection with assistance in litigation, and
      (iv) 60,000 non-qualified options granted as director incentive in connection with appointment to Board in 1994.

(8) Includes 11,750 shares held by Mr. Pollet as Trustee of the Pollet & Woodbury 401(k) Pension Plan. Also includes 135,000 shares issuable upon exercise of (i) 50,000 formula options granted under the 1991 Stock Option Plan, (ii) 25,000 warrants granted with respect to appointment to the Board of Directors, and (iii) 60,000 non-qualified options granted as director incentive in connection with appointment to Board in 1994.

(9) Includes 122,500 shares issuable upon exercise of (i) 50,000 formula options granted under the 1991 Stock Option Plan, (ii) 12,500 warrants issued for director compensation, and (iii) 60,000 non-qualified options granted as director incentive in connection with appointment to Board in 1994.

(10) Includes 7,500 shares issuable on June 1, 1996 pursuant to consulting agreement.

                       EXECUTIVE OFFICERS OF THE COMPANY


     The following table sets forth certain information concerning the executive officers of the Company.


   NAME                  AGE                POSITION
   ----                  ---   ----------------------------------
John R. Wolf              50   President, Chief Executive Officer
                               and Chairman of the Board

William C. Huddleston     49   Vice President - Finance, Chief
                               Financial Officer and Secretary

Vladimir Feingold         46   Executive Vice President -
                               Research and Development

Michael J. Lloyd          47   Senior Vice President -
                               Manufacturing

Carl M. Manisco           46   Senior Vice President -
                               Sales and Marketing

Donald D. Ferguson        58   Vice President - European Affairs

Steven L. Ziemba          39    Vice President - Regulatory Affairs

     The executive officers of the Company are employed pursuant to employment agreements approved by the Board of Directors. See "Employment Agreements With Named Executive Officers," below.


                   BUSINESS EXPERIENCE OF EXECUTIVE OFFICERS


     JOHN R. WOLF, PRESIDENT, CHIEF EXECUTIVE OFFICER AND CHAIRMAN OF THE BOARD OF DIRECTORS

     See "Business Experience of Class II and Class III Directors," above.


     WILLIAM C. HUDDLESTON, VICE PRESIDENT - FINANCE, CHIEF FINANCIAL OFFICER AND TREASURER, AND SECRETARY

     Mr. Huddleston has been Vice President - Finance and Chief Financial Officer and Treasurer of the Company since March 1990, and Secretary since March 1994. Mr. Huddleston also serves on the Board of Directors of STAAR Surgical Austria, GmbH, STAAR Surgical Australasia Pty., Ltd., STAAR Surgical - Canada, Ltd., STAAR Surgical - South Africa Pty., Ltd. and STAAR Surgical - Singapore Pty. Ltd., and is also Director of Finance and Secretary of STAAR Surgical AG. From November 1988 to December 1989, Mr. Huddleston was Chief Financial Officer of MRP Acquisition Corporation, a rubber manufacturing company located in the City of Industry, California. From 1986 to November 1988, Mr. Huddleston was Controller of International Pharmaceutical Products, Inc., and from 1982 to 1986, he was Vice President - Controller and a director of Paper Pak Products, Inc. Mr. Huddleston was Controller of the Green Bay mill of American Can Company from 1979 to 1982. Prior to 1979, Mr. Huddleston was employed in various management positions with International Paper Company. Mr. Huddleston is a Certified Management Accountant and received a Master of Business Administration degree from Northeast Louisiana University and a Bachelor of Science degree in Accounting from Mississippi State University.


     VLADIMIR FEINGOLD, EXECUTIVE VICE PRESIDENT - RESEARCH AND DEVELOPMENT

     Mr. Feingold has been Executive Vice President - Research and Development since September 1993. Prior to that date he was engaged by the Company as its Vice President - Research and Development since

 September 1991, and prior to that as a consultant. Mr. Feingold is also Co-chairman of the Board of Directors and President of STAAR Surgical AG, and a member of the Board of Directors of Canon-Staar, Japan. Mr. Feingold has been, since its inception, Managing Director, Executive and Head of Research and Development of Bionica Pty. Ltd., an Australian corporation he founded in 1984, which is primarily involved in the development, manufacturing and distribution of infusion systems. From 1975 through 1984, Mr. Feingold was employed as a design engineer, chief mechanical engineer, manufacturing engineering executive, and a research executive with Telectronics Pty., Ltd. Mr. Feingold is a graduate of the University of Sydney, where he received a Bachelor of Science degree in Mathematics and a Bachelor of Engineering (Mechanical) degree (First Class Honors). Mr. Feingold also has Certificates from the N.S.W. Institute of Technology (Microprocessors and Data Acquisition), the Australian Institute of Management (Influence and Negotiation, Finance, and Management), and Sydney Hospital (Medical Technology).


     CARL M. MANISCO, SENIOR VICE PRESIDENT - SALES AND MARKETING

     Mr. Manisco has been Senior Vice President - Sales and Marketing since 1992. Prior to that time, Mr. Manisco served as Vice-President - Sales from March 1990 and director of sales, product manager and sales manager since August 1983. From 1980 to 1983, Mr. Manisco served as sales representative and divisional sales trainer of Iolab Corporation, a division of Johnson & Johnson, manufacturers of IOLs and cataract removal equipment. Mr. Manisco received a Business Administration degree in marketing from the University of Portland.


     DONALD D. FERGUSON, VICE PRESIDENT - INTERNATIONAL AFFAIRS

     Mr. Ferguson has been Vice President - International Affairs since April 1995. From December 1993 through April 1995 Mr. Ferguson was Vice President - European Affairs, and from April 1992 through December 1993 he served as Director of European Affairs. Mr. Ferguson also serves on the Board of Directors of STAAR Surgical Austria, GmbH, STAAR Surgical France - SARL and STAAR Surgical -South Africa Pty., Ltd. From 1986 to February 1992 Mr. Ferguson was Vice President - International at Ioptex Research Inc. Prior to such employment, Mr. Ferguson was Regional Manager - North Asia and Hong Kong for Coopervision, Inc., Regional Managing Director - Far East at CILCO, Inc., and Director of Marketing, Director of Planning & Administration, and Market Research Manager at INCO Ltd. Mr. Ferguson received his Bachelor of Science and Master of Business Administration degrees from Marshall University.


     MICHAEL J. LLOYD, SENIOR VICE PRESIDENT - MANUFACTURING

     Mr. Lloyd has been Senior Vice President - Manufacturing since November, 1993, and Vice President - Manufacturing since November 1990. He was director of Manufacturing from April 1990 to November 1990, Manufacturing Manager from September 1987 to April 1990, and Production Supervisor from September 1986 to September 1987. Prior to 1986, Mr. Lloyd was materials supervisor of sterile products and production supervisor of the assembly and preparation departments at Cilco, Inc. Mr. Lloyd received a Bachelor of Science degree in Business Administration from California State Polytechnic University, Pomona.


     STEVEN L. ZIEMBA, VICE PRESIDENT - REGULATORY AFFAIRS

     Mr. Ziemba has been Vice President - Regulatory Affairs since April 1990. From July 1986 to March 1988 he was Manager of Clinical and Regulatory Affairs at Ioptex Research Inc. and was Sales and Marketing Consultant to Ioptex from March 1988 to April 1990. Prior to 1986, Mr. Ziemba was Manager of Clinical Research of Allergan Surgical Inc., Senior Clinical Monitor and Regulatory Analyst at Allergan Medical Optics, Inc., Document Control Supervisor at CILCO, Inc., and Standards Analyst, Associated Quality Engineer and Physical Test Technician at American Pharmaseal Laboratories. Mr. Ziemba received a Masters of Science degree in Systems Management from the University of Southern California and a Bachelor of Arts degree in Biological Sciences from California State University.

                  BENEFICIAL OWNERSHIP OF CERTAIN STOCKHOLDERS
                             AND EXECUTIVE OFFICERS


     The following table sets forth, as of March 31, 1996, certain information with respect to the amount and nature of beneficial ownership of the Common Stock with respect to (1) each person (other than a person who is also a director and/or director nominee) who is a beneficial owner of more than 5% of the Company's outstanding stock, (2) each person (other than a person who is also a director and/or director nominee) who is an executive officer named in the Summary Compensation Table below, and (3) all executive officers and directors as a group. Information concerning the amount and nature of beneficial ownership of executive officers who are also directors and/or director nominees are disclosed in the table under that section of this Proxy Statement captioned "Beneficial Ownership of Directors and Director Nominees."

                                                        AMOUNT AND NATURE OF
                                                       BENEFICIAL OWNERSHIP OF       PERCENT OF
  NAME/(1)/                          IDENTITY          COMMON STOCK/(2)//(3)/     COMMON STOCK/(4)/
  ---------                          --------          -----------------------    -----------------
William C. Huddleston           Executive Officer            175,851/(5)/              1.4%

Vladimir Feingold               Executive Officer            232,500/(6)/              1.8%

Carl M. Manisco                 Executive Officer            114,276/(7)/               *

Donald D. Ferguson              Executive Officer             35,000/(8)/               *

Michael J. Lloyd                Executive Officer            112,819/(9)/               *

Steven L. Ziemba                Executive Officer            169,584/(10)/             1.3%

All Directors, Director
  Nominees and Executive
  Officers of the Company
  as a Group (12 persons)                                  3,524,118/(11)/            24.9%

- -----------------------------
 *    Less than 1%.

(1) Unless otherwise indicated, the address of the persons named in this column is c/o STAAR Surgical Company, 1911 Walker Avenue, Monrovia, CA 91016

(2) Unless otherwise indicated, the persons named have sole ownership, voting and investment power with respect to their stock, subject to community property laws.

(3) Includes number of shares which would be outstanding if all warrants and options held by that person that are currently exercisable or become exercisable within 60 days of the date of this Proxy Statement were exercised.

(4) Based on 12,843,003 shares of Common Stock outstanding on the transfer records as of March 31, 1996. The percentage of ownership of each person is calculated based on the number of shares which would be outstanding if all warrants and options held by that person (but no other) that are currently exercisable or become exercisable within 60 days of the date of this Proxy Statement were exercised.

(5) Includes 51,667 shares issuable upon exercise of 51,667 incentive stock options granted under the 1991 Stock Option Plan.

(6) Includes 97,500 shares issuable upon exercise of 97,500 incentive stock options granted under the 1991 Stock Option Plan. Also includes 70,000 shares held by Bionica Pty. Ltd., of which the executive officer is a 52% stockholder.

(7) Includes 97,276 shares issuable upon exercise of (i) 12,500 formula options and 60,833 incentive stock options granted under the 1991 Stock Option Plan, (ii) 7,276 options granted under prior plans, and (iii) 16,667 options granted in connection with a prior employment agreement.

(8) Includes 35,000 shares issuable upon exercise of 35,000 incentive stock options granted under the 1991 Stock Option Plan.

(9) Includes 112,819 shares issuable upon exercise of (i) 12,500 formula options and 48,333 incentive stock options granted under the 1991 Stock Option Plan, and (ii) 51,986 options granted in connection with a prior employment agreement.

(10) Includes 122,550 shares issuable upon exercise of (i) 12,500 formula options and 51,667 incentive stock options granted under the 1991 Stock Option Plan, and (ii) 43,383 options granted in connection with a prior employment agreement.

(11) Includes an aggregate of 1,303,562 shares issuable upon exercise of options and warrants held by directors, director nominees and executive officers of the Company.

                              SUMMARY COMPENSATION


     The following table shows the compensation paid over the past three fiscal years with respect to the Company's Chief Executive Officer as of the end of the last fiscal year and the four other most highly compensated executive officers (in terms of salary and bonus) serving at the end of the last fiscal year whose annual salary and bonus exceeded $100,000 (the "Named Executive Officers"):

                           ANNUAL COMPENSATION                         LONG TERM COMPENSATION
                     ------------------------------   --------------------------------------------------------------
                                                            AWARDS                           PAYOUTS
                                                      ------------------    ----------------------------------------
                                                      OTHER       RE-         OPTIONS/                        ALL
                                                      ANNUAL    STRICTED       STOCK                         OTHER
   NAME AND                                           COMPEN-    STOCK         APPREC.         LTIP          COMPEN-
   PRINCIPAL                    SALARY        BONUS   SATION     AWARDS        RIGHTS        PAYOUTS         SATION
   POSITION            YEAR       ($)          ($)      ($)       ($)         (#)/(1)/         ($)            ($)
- ---------------------- ----    ------------   -----  --------   --------    -----------     ----------     ---------
John R. Wolf,          1995    200,000/(2)/     -        -         -           -               -               -
 Director, CEO         1994    202,801/(2)/     -        -         -         60,000         46,875/(6)/        -
 and President         1993    200,607/(2)/     -        -         -         12,500/(5)/    46,875/(6)/        -

William C.             1995    126,690        42,000     -         -           -              -                -
 Huddleston, V.P.      1994    120,165        20,000     -         -         40,000           -                -
 - Finance and CFO     1993    111,678          -        -         -           -              -                -

Vladimir Feingold,     1995    195,342        40,000     -         -           -              -             50,000/(7)/
 Exec. V. P. -         1994    193,667          -        -         -         90,000           -                -
 Research & Devel.     1993    175,518          -        -         -           -              -                -

Carl Manisco, Sr.      1995    173,474/(3)/     -        -         -           -              -                -
 V.P. - Sales &        1994    165,356/(3)/     -        -         -         35,000           -                -
 Marketing             1993    144,450/(3)/     -        -         -           -              -                -

Donald D. Ferguson     1995    148,396/(4)/     -        -         -           -              -                -
V. P. - European       1994    137,228/(4)/     -        -         -         30,000           -                -
 Affairs               1993    105,025/(4)/   30,000     -         -           -              -                -

- -------------------------------------------

(1)  No stock appreciation rights were granted in 1993 through 1995.

(2) Does not include commissions paid to Iotech, Inc., a corporation owned by Mr. Wolf, pursuant to the terms of the Company's sales representative agreement with Iotech, Inc. These amounts were $322,000, $263,000 and $214,500 in 1995, 1994 and 1993, respectively. See "Certain Relationships and Related Transactions - Transactions With Management and Others" and "Report of the Compensation Committee of the Board of Directors on Executive Compensation - CEO Compensation," herein.

(3) Includes sales commission income paid to executive pursuant to the terms of executive's employment agreement. These amounts were $63,655, $55,136 and $39,747 in 1995, 1994 and 1993, respectively.

(4) Includes sales commission income paid to executive pursuant to the terms of executive's employment agreement. These amounts were $28,396, $6,889 and $3,505 in 1995, 1994 and 1993, respectively. Does not include $12,020, $41,602 and $36,059 paid or incurred in 1995, 1994 and 1993, respectively, in connection with extraordinary housing allowance and relocation expenditures relating to Mr. Ferguson's relocation to Europe.

(5) Includes formula options to purchase 12,500 shares of Common Stock automatically granted pursuant to terms of 1991 Stock Option Plan in connection with appointment to Board of Directors.

(6) Represents forgiveness of indebtedness income with respect to quarterly payment forgiven in the event of continued employment by Mr. Wolf pursuant to the terms of a promissory note given to the Company by Mr. Wolf in connection with his purchase of common stock. See "Certain Relationships and Related Transactions - Indebtedness of Management and Others to the Company" below.

(7) Represents payment of a finders fee in connection with Mr. Feingold's efforts in obtaining certain patents, with such fee paid in the form of forgiveness of indebtedness with respect to payment of principal and interest on a promissory note given to the Company by Mr. Feingold. See "Certain Relationships and Related Transactions - Indebtedness of Management and Others to the Company" below.

                       OPTION GRANTS IN 1995 FISCAL YEAR


          No stock options (including stock appreciation rights) were granted in the 1995 fiscal year to any of the Named Executive Officers.


                    OPTION EXERCISES IN THE 1995 FISCAL YEAR
                                      AND
                        OPTIONS AT 1995 FISCAL YEAR END


                No stock options (including stock appreciation rights) were exercised in 1995 by any of the Named Executive Officers.


              EMPLOYMENT AGREEMENTS WITH NAMED EXECUTIVE OFFICERS


          The Company entered into a five year employment agreement with Mr. John R. Wolf in July 1990 in his capacity as President of the Company. The Company and Mr. Wolf agreed in December 1994 to extend the term of this agreement for an additional seven years commencing January 1, 1995. Thereafter, this agreement will be renewed for additional one-year terms unless either party gives notification of termination. Mr. Wolf's employment agreement initially provided for an annual base salary of $160,000, which has since been increased to $200,000. The employment agreement also obligates the Company to provide certain health and life insurance and similar benefits to Mr. Wolf. The Company also pays sales commissions to Mr. Wolf's wholly owned corporation, Iotech, Inc., pursuant to a Sales Representative Agreement with the Company. See "Certain Relationships and Related Transactions - Transactions With Management and Others" and "Report of the Compensation Committee of the Board of Directors on Executive Compensation - CEO Compensation," herein.

          The Company entered into a four year employment contract with Mr. Donald L. Ferguson in March 1992 in his capacity as Director of European Sales. Mr. Ferguson is required to devote his entire productive time to the performance of his executive obligations. Mr. Ferguson's agreement provided for an initial annual base salary of $90,000, which has since been increased to $120,000. In addition, the Company pays Mr. Ferguson a housing allowance and certain other expenses connected with his relocation to Europe. Mr. Ferguson received a $30,000 bonus and 5,000 shares of restricted stock upon executing the employment agreement. The employment agreement obligates the Company to pay Mr. Ferguson, following the first year of the agreement, commissions equal to one-quarter of one percent of gross international sales.

          In March 1994 the Company entered into employment agreements with Mr. William C. Huddleston, as Vice President - Finance and Chief Financial Officer, Mr. Vladimir Feingold as Executive Vice President - Research and Development, and Mr. Carl M. Manisco, as Senior Vice President - Sales and Marketing. Mr. Feingold's employment agreement also designates him as President of the Company's wholly owned subsidiary, STAAR Surgical AG. The employment agreements provide for three-year terms, and Mr. Feingold's agreement provides that it shall renew upon the expiration of the three-year initial term on a month-to-month basis, terminable upon 30 days prior notice, pending negotiations for a new agreement. Each of the executives are required to devote his entire productive time to the performance of his executive obligations. The employment agreements may be terminated by the Company for cause or due to the disability of the executive. The employment agreements may be terminated by the executive for cause, upon 180 days prior notice without cause, or in the event of, among other things, the demotion of the executive, or any of the following events (unless the executive votes in favor of such event as a director or stockholder): (i) the sale or disposition by the Company of substantially all of its business or assets, (ii) the sale of the capital stock of the Company in connection with the sale or transfer of a controlling interest in the Company;

(iii) the merger or consolidation of the Company with another corporation as part of a sale or transfer of a controlling interest, or (iv) the dissolution or liquidation of the Company.

          Mr. Huddleston's base compensation under his employment agreement was $118,800, which has since been increased to $127,439. Mr. Feingold's base compensation under his employment agreement was $180,000, which has since been increased to $200,000. Mr. Manisco's base compensation under his employment agreement is $105,000. In addition, Mr. Manisco is entitled under his employment agreement to commissions equal to one-quarter of one percent of domestic sales, and Mr. Feingold is entitled to an automobile allowance of $750 per month. Each of the executives are also provided with medical and dental insurance, disability insurance equal to 60% of their base salary, and life insurance in the amount of $200,000.

          Base compensation for each of Messrs. Wolf, Huddleston, Feingold, Manisco and Ferguson under their respective employment agreements may be increased on an annual basis at the discretion of the Board of Directors.

          Messrs. Huddleston's and Manisco's respective employment agreements provide that the Company shall pay such executive severance pay in an amount equal to one year's base salary in the event any of the following events occur and the Company or the executive terminates his employment as a result of such event: (i) the sale or disposition by the Company of substantially all of its business or assets, (ii) the sale of the capital stock of the Company in connection with the sale or transfer of a controlling interest in the Company; or (iii) the merger or consolidation of the Company with another corporation as part of a sale or transfer of a controlling interest in the Company.

          As part of their respective employment agreements, the Company agreed to grant incentive stock options under the 1991 Stock Option Plan to Messrs. Feingold, and Manisco to purchase 90,000, and 35,000 shares of the common stock, respectively, at $4.75 per share (the then trading price of the common stock), and agreed to grant non-qualified options to Mr. Huddleston to purchase 40,000 shares of common stock at $4.75 per share. At the same time, the Company also agreed to grant incentive stock options to Mr. Donald Ferguson to purchase 30,000 shares of common stock at $4.75 per share in connection with his appointment as Vice President - European Affairs.

          The stock options vest one-third, two-thirds, and fully upon the executive's continued employment by the Company and/or its affiliates as of January 1, 1995, 1996 and 1997, respectively, and expire five years following the grant date, except that vested options expire earlier in the following circumstances: (i) immediately upon the date of termination in the event of the termination of an optionee's employment by the Company for cause, (ii) three months following the date of termination if such termination is without cause by the Company, and (iii) one year after date of death in the event the termination is attributable to such death. Unvested options immediately terminate in the event of the termination of an optionee's employment, with the exception of the following events, in which case the options immediately vest: (i) the termination of the optionee's employment if such termination is made by the Company and is without cause; (ii) the termination of the optionee's employment if such termination is made by the optionee and is for cause; (iii) the future sale or disposition by the Company of substantially all of its business or assets; (iv) the sale of the capital stock of the Company in connection with the sale or transfer of a controlling interest in the Company; (v) the merger or consolidation of the Company with another corporation as part of a sale or transfer of a controlling interest in the Company; or (vi) the dissolution or liquidation of the Company. Should an executive exercise an option, the Company reserves the right, in its sole discretion, to allow the executive to pay for the option shares by cash, stock, or the provision of a full recourse promissory note, bearing interest at a rate that precludes the imposition of interest under the Internal Revenue Code, and secured by such security as prescribed by the Stock Option Committee. The Company has no obligation under these plans to issue registered shares, although the Company intends (but without any obligation to do so) to file a registration statement on Form S-8 under the Securities Act with respect to said shares.

          Mr. Feingold's employment agreement also addresses certain loans in the respective amounts of $120,000 and $192,000 which the Company made to Mr. Feingold in March 1994. The terms of these loans are more particularly described in "Certain Relationships and Related Transactions - Indebtedness of Management and Others to the Company" below. Among other things, the employment agreement provides that Mr. Feingold will be obligated to maintain collateral equal to at least 110% of the outstanding balance of these loans. The employment agreement also provides that the Company shall forgive the outstanding balance of these loans in the event of: (i) the future sale or disposition by the Company of substantially all of its business or assets, (ii) the sale of the capital stock of the Company in connection with the sale or transfer of a controlling interest in the Company; or (iii) the merger or consolidation of the Company with another corporation as part of a sale or transfer of a controlling interest in the Company. Similar forgiveness will be granted with respect to the outstanding balance of any loans given by the Company in connection with Mr. Feingold's exercise of incentive stock options granted under the Employment Agreement provided that such options were exercised at least ninety days prior to entering into negotiations for such transaction.

          Messrs. Huddleston, Feingold and Manisco have each covenanted, pursuant to the terms of their employment agreements, that they shall not, for a period of one year following the termination of their employment or services, compete with the Company within certain specified geographic areas, or solicit the Company's employees or customers. In addition, these executives have covenanted to return all proprietary information to the Company following the termination of their respective employment agreements, and not disclose any confidential information of the Company.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                           ON EXECUTIVE COMPENSATION


          The following is the report from the Compensation Committee of the Board of Directors, comprised of the Company's four independent directors. The Compensation Committee also serves as the Stock Option Committee under the Company's 1990 and 1991 Stock Option Plans. This report discusses the compensation policies for executive officers in general and the Committee's rationale for compensation paid to the Chief Executive Officer in particular.


                      REPORT OF THE COMPENSATION COMMITTEE


                                    GENERAL

          The Company's executive compensation program is designed to align stockholder's interests with business strategy, company values and management initiatives. It is based upon the following four objectives: (1) to link the interests of management with those of stockholders by encouraging stock ownership in the Company, (2) to attract and retain superior executives by providing them with the opportunity to earn total compensation packages that are competitive with the industry, (3) to reward individual results by recognizing performance through salary, annual cash incentives and long-term stock based incentives, and (4) to manage compensation based on the level of skill, knowledge, effort and responsibility needed to perform the job successfully. Executive officers' compensation includes base salary, bonuses based on annual performance, and long-term stock ownership plans.

          In general, the Company's practice in determining compensation is for management to make a recommendation to the Compensation Committee, which in turn will evaluate such recommendation and make its own recommendation to the Board for its determination. The Compensation Committee, however, makes the final determination with respect to grants under the Company's 1990 and 1991 Stock Option Plan.


                               BASE COMPENSATION

          The present base compensation of the Company's executive officers is based upon the amounts set forth in their respective employment agreements which range, in term, from three to seven years. The initial amount of base salary paid to executive officers under their employment agreements was the amount, as determined by the Committee at such time, to be necessary to attract and retain executives with the requisite superior abilities to perform their executive functions. Certain executive officers also receive commissions based upon sales. The Committee believes that the amount of base salary paid to its executive officers is consistent with that generally paid in the industry.

          Pursuant to the terms of their employment agreements, base salary for the Company's executives is reviewed on an annual basis by the Compensation Committee. The Compensation Committee's philosophy toward increasing base salary is to offer moderate increases from present levels, thereby maintaining base salaries on a basis consistent with what the Compensation Committee believes is paid in the industry.


                              ANNUAL CASH BONUSES

          The Compensation Committee, in its sole discretion, approves the payment of bonuses from time-to-time to the Company's employees, including its executive officers, as a medium-term incentive to influence employees to be productive over the course of each fiscal year. The determination of which executive officers should receive a bonus, and what the amount of the bonus should be, in based upon a subjective analysis of the executive's level of responsibility, performance of duties, and contribution toward the success of the Company, and also taking into consideration other types and amounts of performance based compensation paid to them, such as commissions. In 1995, the Compensation Committee awarded bonuses of $42,000, $40,000, $20,000 and $20,000 to Messrs. Huddleston, Feingold, Lloyd and Ziemba, respectively.

                        LONG-TERM STOCK OWNERSHIP PLANS

          The Company has two stock option plans in place which it generally uses to grant stock or options to purchase stock to its employees as long-term incentives, namely, its 1990 Stock Option Plan and its 1991 Stock Option Plan (there are also certain prior stock option plans in place, however, the Company is not actively granting stock or options under these plans). These plans afford the Company with the ability to make stock grants and to grant incentive stock options, non-qualified stock options, accelerated stock options, and tandem stock options to, among others, the Company's officers and employees.

          The Compensation Committee's objective is to grant stock or options to purchase stock under the 1990 and 1991 Stock Option Plans which will be subject to vesting conditions based on continued employment. These vesting requirements are intended to create a more productive workforce by (1) acting as an inducement for long-term employment with the Company thereby lending stability to the Company's employee base, and (2) encouraging more long-term productivity by the Company's employees as they see their efforts translate into greater share value.

          Most of the available shares under the 1990 and 1991 Stock Option Plans have been issued or reserved for issuance. As of this date the Compensation Committee is awarding stock and options under these plans as shares become available based upon the lapse or forfeiture of previously issued options.


                                CEO COMPENSATION

          Mr. Wolf's base salary, which was last increased in August 1991, is by its terms subject to annual review by the Board of Directors, which review is conducted in accordance with the philosophy for the determination of executive officer compensation described above in that section of this report captioned "Base Compensation." As part of its review, the Compensation Committee takes into consideration other forms of performance-based compensation or consideration directly or indirectly received by Mr. Wolf, including the 1% override sales commission payable to Mr. Wolf's wholly owned corporation, Iotech, Inc., pursuant to the Sales Representative Agreement between Iotech, Inc. and the Company dating back to Mr. Wolf's original association with the Company, and has not, for this reason, recently increased Mr. Wolf's base compensation. See "Certain Relationships and Related Transactions - Transactions With Management and Others," herein.

                             POLICY UNDER (S)162(M)

          The Compensation Committee has not formulated a policy in qualifying compensation paid to executive officers for deductibility under Section 162(m) of the Internal Revenue Code, and does not foresee the necessity of doing so in the near future. The Compensation Committee will, should limitations on the deductibility of compensation become a material issue, determine at such time whether such a policy should be implemented, either in general or with respect to specific transactions.


                                THE COMPENSATION COMMITTEE

                         Michael R. Deitz, M.D.    Joseph C. Gathe, M.D.
                         Andrew F. Pollet, Esq.    Peter J. Utrata, M.D.

                            STOCK PERFORMANCE GRAPH


     Set forth below is a line graph, assuming an initial investment of $100 on December 31, 1990, comparing the yearly percentage change in the cumulative total stockholder return for the last five fiscal years of the Common Stock relative to the cumulative total stockholder return for the same time period of
(1) United States and foreign companies listed on the NASDAQ Stock Market (the "NASDAQ Index") and (2) United States and foreign companies listed on the NASDAQ Stock Market (the "Peer Index") who operate in the surgical, medical and dental instrument and supply industries (based upon Standard Industrial Classification {"SIC"} codes in the range of 3840 through 3849; the Company's SIC code is
3845). The NASDAQ Index and the Peer Index were prepared by the Center for Research in Security Prices of the University of Chicago's Graduate School of Business.


               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                  AMONG STAAR SURGICAL, NASDAQ AND PEER GROUP

                        PERFORMANCE GRAPH APPEARS HERE

- -------------------------------------------------------------------
Measurement Period           STAAR
(Fiscal Year Covered)        SURGICAL       NASDAQ       Peer Group
- -------------------          --------       ------       ----------
Measurement Pt- 12/31/90     $100.0         $100.0       $100.0
FYE 12/31/91                 $407.4         $159.6       $196.9
FYE 12/31/92                 $132.2         $185.2       $163.5
FYE 12/31/93                 $142.6         $214.4       $132.2
FYE 12/30/94                 $250.4         $207.4       $140.6
FYE 12/29/95                 $299.1         $288.2       $213.3
- --------------------------------------------------------------------


       The lines represent monthly index levels derived from compounded daily returns that include all dividends. The indexes are reweighted daily, using market capitalization on the previous trading day. If the monthly interval, based on fiscal year end, is not a trading day, the preceding trading day is used. The index level for all series was set to $100 on December 31, 1990. The historical stock performance depicted on the graph is not necessarily indicative of future performance. The Company will not make or endorse any predictions as to future stock performance or dividends.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


       TRANSACTIONS WITH MANAGEMENT AND OTHERS

       In April 1992, the Company entered into a consulting agreement with Dr. Donald R. Sanders, a director nominee, with respect to the provision of clinical consulting services in connection with new product development, preparing scientific data relative to the Company's products, and providing product education services to other physicians and attending Company sponsored courses and seminars. This agreement, which has a five-year term commencing June 1, 1992, provides for the payment of $25,000 per month for the first year of the agreement, with such amount increasing to $30,000, $35,000, $40,000 and $40,000 per month for the second through fifth years of the agreement. The agreement also provides for the payment to Dr. Sanders, at the beginning of each year of the agreement, of 7,500 registered shares of the Company's common stock. Compensation under this agreement is separate from compensation which will be payable to Dr. Sanders should he be elected to serve as the single Class I director at this Annual Meeting of Stockholders.

       In February 1994 the Company entered into a consulting agreement with Dr. Michael R. Deitz, a director of the Company, with respect to his services in evaluating new products. This agreement, which has a three-year term, provides for the payment of $7,000 per month to Dr. Deitz. Compensation under this agreement is separate from compensation payable to Dr. Deitz for services rendered as a director.

       Mr. John R. Wolf, a director and the President and Chief Executive Officer of the Company, owns and is President of Iotech, Inc. ("Iotech"), which is paid an override sales commissions of up to one percent with respect to sales of the Company's products pursuant to the terms of a Sales Representative Agreement with Iotech, which was entered into in 1983 when Mr. Wolf originally became associated with the Company. This agreement was entered into with Iotech when the Company determined that it was essential to engage Iotech's services to build a customer base for IOLs based, in significant part, upon Mr. Wolf's experience in marketing and distributing IOLs. In December 1994 the Company and Iotech agreed to extend the term of this agreement for an additional seven years commencing January 1, 1995. Commissions are payable on a quarterly basis determined by a percentage of the Company's gross sales. In 1995 the Company paid Iotech $322,000 in commissions.

       Mr. Andrew F. Pollet, a director of the Company, is the managing officer and principal stockholder of Pollet & Woodbury, a Law Corporation. During 1995, the Company paid Pollet & Woodbury approximately $297,778 in legal fees (charged at the firm's standard billing rates), costs and expense reimbursements. It is anticipated that Pollet & Woodbury will continue to render legal services to the Company.


       INDEBTEDNESS OF MANAGEMENT AND OTHERS TO THE COMPANY

       As of December 29, 1995, Mr. John R. Wolf, a director and the President and Chief Executive Officer of the Company, was indebted to the Company in the amount of $1,194,795, which also represented the highest balance of Mr. Wolf's indebtedness to the Company for the 1995 fiscal year. This indebtedness arose in connection with a promissory note given by Mr. Wolf to the Company in exercise of options and warrants to purchase 640,565 shares of common stock of the Company in February 1991 for the sum of $1,431,020. This note, in the original principal amount of $1,431,020, and bearing interest at the rate of 8%, was payable on February 28, 1994. In October 1993, the Board authorized the extension of the payment date to April 1997, and reduced this interest rate to approximately 4%, the lowest rate then allowed by the Internal Revenue Service. This note is secured by shares of common stock of the Company held as collateral by a third party pledgeholder.

       As of December 29, 1995, Mr. William C. Huddleston, Vice President - Finance and Chief Financial Officer of the Company, was indebted to the Company in the amount of $197,310, which also represented the highest balance of Mr. Huddleston's indebtedness to the Company for the 1995 fiscal year. This indebtedness arose in connection with Mr. Huddleston's (i) exercise of options and warrants to purchase 99,644 shares of common stock of the Company in February 1991, (ii) exercise of warrants to purchase 16,667 shares of common stock of the Company in July 1992, and (iii) exercise of warrants to purchase 12,500 shares of common stock of the Company in March 1993. These promissory notes, in the original principal amounts of $119,185, $80,000 and $28,000, respectively, were payable on February 28, 1994, March 29, 1995, and on February 28, 1994, respectively. Each note is secured by shares of common stock of the Company held as collateral by a third party pledgeholder. In October 1993 the Board authorized the extension of the payment date for each promissory note to April 1997, and reduced the interest rate to approximately 4%, the lowest rate then allowed by the Internal Revenue Service.

       As of December 29, 1995, Mr. Andrew F. Pollet, a director of the Company, was indebted to the Company in the amount of $733,330, which also represented the highest balance of Mr. Pollet's indebtedness to the Company for the 1995 fiscal year. This indebtedness arose in connection with Mr. Pollet's exercise of warrants to purchase 244,445 shares of common stock of the Company on May 26, 1992 for the sum of $733,335. This note, bearing interest at the rate of 8%, is payable on May 31, 1995. In October 1993, the Board authorized the extension of the payment date to April 1997, and reduced the interest rate to approximately 4%, the lowest rate then allowed by the Internal Revenue Service. This note is secured by a deed of trust on real property.

       As of December 29, 1995, Mr. Vladimir Feingold, the Executive Vice-President (Research and Development) of the Company, was indebted to the Company in the amount of $292,000, which also represented the highest balance of Mr. Feingold's indebtedness to the Company for the 1995 fiscal year. This indebtedness arose in connection with two promissory notes for personal loans, one in the amount of $192,000 and one in the amount of $120,000. These notes bear interest at the rates of 6% and 8% respectively and are payable on April 1, 1997. In 1995 the Company forgave $50,000 in principal and interest payments under these notes as a finders fee in connection with obtaining certain patents. These notes are secured by deeds of trust on two properties, both of which are in second position, and by shares of common stock of the Company held as collateral by a third party pledgeholder. Mr. Feingold is obligated to maintain collateral with respect to each loan equal to at least 110% of the outstanding balance of such loan. Mr. Feingold's employment agreement also provides that the Company shall forgive the outstanding balance of these loans in the event of: (i) the future sale or disposition by the Company of substantially all of its business or assets, (ii) the sale of the capital stock of the Company in connection with the sale or transfer of a controlling interest in the Company; or (iii) the merger or consolidation of the Company with another corporation as part of a sale or transfer of a controlling interest in the Company. Similar forgiveness will be granted with respect to the outstanding balance of any loans given by the Company in connection with Mr. Feingold's exercise of incentive stock options granted under the Employment Agreement provided that such options were exercised at least ninety days prior to entering into negotiations for such transaction.


              COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES ACT


       Section 16(a) of the Securities Act requires the Company's respective directors, executive officers and persons who own more than 10% of the Common Stock to file reports of ownership and changes in ownership of the Common Stock with the SEC and NASDAQ. Directors, executive officers and persons who own more than 10% of the Common Stock are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that during its 1995 fiscal year the Company's respective directors, executive officers and persons who own more than 10% of the Common Stock complied with all Section 16(a) filing requirements, except as follows: Mr. Manisco did not file a Form 4 for the month of April with respect to one transaction (the sale of common stock), Dr. Deitz did not file a Form 4 for the months of March and September with respect to two transactions (the exercise of options and the sale of common stock), and Mr. Ziemba did not file a Form 4 for the month of June with respect to one transaction (the purchase of shares of common stock). All of the transactions for which Forms 4 were not filed as hereinabove discussed were reported on such persons' respective timely filed Forms 5 with respect to the Company's 1995 fiscal year.


                                 INDEPENDENT AUDITORS


     The audit committee of the Board has not yet met in order to select the Company's auditors for its 1996 fiscal year. BDO Seidman LLP served as the Company's auditors for the 1995 fiscal year. The Company expects a representative of BDO Seidman LLP to be present at the meeting.


                                 OTHER MATTERS


     The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his or her judgment on such matters.


                 STOCKHOLDER PROPOSALS FOR 1997 ANNUAL MEETING


     Any proposals of security holders which are intended to be presented at the Annual Meeting of the Company to be held in 1997 must be received by the Company at its principal executive offices no later than December 20, 1996 (120 days before the month and day this Proxy Statement was released to the stockholders of the Company), in order to be considered for inclusion in the Company's proxy materials relating to that meeting.


                         TRANSACTION OF OTHER BUSINESS


     As of the date of this Proxy Statement, the Board of Directors of the Company is not aware of any matters other than those set forth herein and in the Notice of Annual Meeting of Stockholder that will come before the meeting. Should any other matters arise requiring the vote of stockholders, it is intended that proxies will be voted with respect thereto in accordance with the best judgment of the person or persons voting the proxies.

PROXY                                                                      PROXY
                             STAAR SURGICAL COMPANY

                  ANNUAL MEETING OF STOCKHOLDERS--MAY 30, 1996

  The undersigned hereby appoints JOHN R. WOLF and WILLIAM C. HUDDLESTON and each of them [with full power to act without the other] the true and lawful proxies of the undersigned, each having full power to substitute, to represent the undersigned and to vote all shares of stock of STAAR SURGICAL COMPANY (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the Holiday Inn, 924 West Huntington Drive, Monrovia, California, on Thursday, May 30, 1996, at the hour of 10:00 a.m., prevailing local time, or any adjournments thereof.

  1. FOR [_]   WITHHOLD [_] election of the following nominee in the Notice of
     Annual Meeting and Proxy Statement as the single Class I director of the
     Company:

     Donald R. Sanders, Ph.D., M.D.

  2. Upon all such other matters that may properly be brought before such Annual Meeting, or any adjournments thereof, as to which the undersigned hereby confers discretionary authority upon said proxies.

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. UNLESS DIRECTION IS GIVEN TO WITHHOLD AUTHORITY FOR THE AFORESAID DIRECTOR NOMINEE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE AFORESAID DIRECTOR NOMINEE TO SERVE AS THE SINGLE CLASS I DIRECTOR ON THE COMPANY'S BOARD OF DIRECTORS. THE UNDERSIGNED MAY WITHHOLD AUTHORITY TO VOTE FOR THE ELECTION OF THE AFORESAID NOMINEE BY LINING THROUGH THE NOMINEE'S NAME ABOVE.

  All other proxies heretofore given by the undersigned to vote shares of stock of the Company which the undersigned would be entitled to vote if personally present at said Annual Meeting or any adjournment thereof are hereby expressly revoked. This proxy may be revoked at any time prior to the voting hereof.

  NOTE: PLEASE DATE THIS PROXY AND SIGN IT EXACTLY AS YOUR NAME OR NAMES APPEAR ON YOUR SHARES. IF SIGNING AS AN ATTORNEY, EXECUTOR, ADMINISTRATOR, GUARDIAN OR TRUSTEE, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN FULL CORPORATE NAME BY DULY AUTHORIZED OFFICER OR OFFICERS, AFFIX CORPORATE SEAL AND ATTACH A CERTIFIED COPY OF RESOLUTION OR BYLAWS EVIDENCING AUTHORITY.

                                    ___________________________________________
                                                      (DATE)

                                    ___________________________________________
                                                    (SIGNATURE)

                                    ___________________________________________
                                                    (SIGNATURE)

                               POLLET & WOODBURY
                               A Law Corporation
                            10900 Wilshire Boulevard
                                   Suite 500
                       Los Angeles, California 90024-6525
                            Telephone (310) 208-1182
                           Telecopier (310) 208-1154

                                  May 1, 1996


ELECTRONICALLY VIA EDGAR
- ------------------------

Securities and Exchange Commission
450 5th Street, N. W.
Washington D.C. 20549-1004


          RE:  DEFINITIVE PROXY MATERIALS FOR 1996 ANNUAL
               MEETING OF STOCKHOLDERS
               OUR CLIENT: STAAR SURGICAL COMPANY
               OUR FILE NO.: 0808-010
               ---------------------------------------


Dear Sir/Madam:

          On behalf of STAAR Surgical Company (the "Company"), we are transmitting electronically to the Securities and Exchange Commission (the "Commission") via EDGAR for filing under Section 14(a) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and the Commission's rules and regulations thereunder, the following documents relative to the Company's upcoming Annual Meeting of Stockholders scheduled to be held May 30, 1996 (collectively, the "definitive proxy materials"):

     1.   Pursuant to Rule 14a-6(m) of the Exchange Act, Schedule 14A
          Information;

     2. Pursuant to Rule 14a-6(b) of the Exchange Act, the Company's definitive Proxy Statement (including the Company's Notice to Stockholders of Annual Meeting); and

     3. Pursuant to Rule 14a-6(b) of the Exchange Act, the definitive Proxy Card for the Annual Meeting (filed as an appendix to the Proxy Statement pursuant to Rule 14a-4(a)(3) of the Exchange Act).

     Please note that the only matter to be voted upon at the Annual Meeting of Stockholders is the election of directors and no preliminary filing of the definitive proxy materials has therefore been made.

     Please be advised that funds in the amount of $125 in payment of the filing fee for this filing were wired transferred by the

Company earlier today to the U.S. Treasury's designated lockbox depository at the Mellon Bank in Pittsburgh, Pennsylvania.

     In connection with this filing, we advise you that the Company intends to mail the definitive proxy materials to its stockholders on or after May 1, 1996 (but, in any event, after this electronic filing). We also advise you that concurrently herewith the Company is also filing three copies of the proxy materials with the National Association of Securities Dealers pursuant to Rule 14a-6(b) of the Exchange Act.

     Please be advised that the Company will, contemporaneously with this filing in satisfaction of the requirements of Rule 14a-3(c) of the Exchange Act, file with the Commission seven copies of its Annual Report prepared in accordance with Section 14a-3(b) of the Exchange Act (Please note that the Company is not electing under Rule 101(b)(1) of Regulation S-T to file its Annual Report electronically via EDGAR). Please be advised that the Company will mail a copy of its Annual Report to its stockholders together with the definitive proxy materials.

     Please be advised that there have been no changes from the preceding fiscal year in any accounting principles or practices or in the method of applying any such principles or practices.

          Should you have any questions please contact the undersigned.
                                    Very truly yours,

                                    POLLET & WOODBURY,
                                    A LAW CORPORATION



                                    By: /s/ John M. Woodbury, Jr.
                                       ---------------------------
                                       John M. Woodbury, Jr.

JM:jm:moa
Encl.
cc:  Mr. John R. Wolf (w/o encl.)
     Mr. William C. Huddleston (w/encl.)
     Andrew F. Pollet, Esq. (w/o encl.)
     Mike Gordon, C.P.A. (w/encl.)